Exhibit 23.1

M A N N I N G E L L I O T T	11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
C H A R T E R E D A C C O U N T A N T S	Phone: 604.714.3600 Fax: 604.714.3669 Web: manningelliott.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 24, 2003 in the Form SB-2 Registration Statement of Metasun Enterprises, Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
March 15, 2004